                                  EXHIBIT 99.2

  Amendment No. 1 to the Giga-tronics Incorporated Employee Stock Purchase Plan


                               AMENDMENT NO. 1 TO

             GIGA-TRONICS INCORPORATED EMPLOYEE STOCK PURCHASE PLAN

         This Amendment No. 1 to the Giga-tronics Incorporated Employee Stock Purchase Plan (this "Amendment") is adopted by the Board of Directors (the "Board") of Giga-tronics Incorporated, a California corporation (the "Corporation") effective as of May 16, 2001.

         WHEREAS, on December 11, 1996, the Board adopted the Giga-tronics Incorporated Employee Stock Purchase Plan (the "Plan"), approved by the Corporation's shareholders on August 5, 1997. The Plan became effective as of January 15, 1997;

         WHEREAS, pursuant to Section III.A. of the Plan, a total of 130,000 shares of the Corporation's common stock, subject to adjustment as provided in
Section III.B. of the Plan, were reserved for issuance under the Plan;

         WHEREAS, the Board has determined that it is in the best interest of the Corporation to increase the number of shares of the Corporation's common stock reserved for issuance under the Plan from 130,000 to 250,000;

         WHEREAS, the Corporation's shareholders have approved the increase in the number of shares of the Corporation's common stock reserved for issuance under Plan from 130,000 to 250,000.

         NOW, THEREFORE, the Plan is hereby amended as follows:

         SECTION 1.        AMENDMENT TO SECTION III.A. OF THE PLAN

         Section 3 is amended by deleting the reference to "one hundred and thirty thousand (130,000) shares" and replacing the language deleted with "two hundred and fifty thousand (250,000) shares," thereby increasing the number of shares reserved for issuance under the Plan from 130,000 to 250,000:

         SECTION 2.        MISCELLANEOUS

         2.1 INTERNAL REFERENCES. On and after the effective date hereof, each reference in the Plan to "this Plan," "the Plan," "hereunder," "hereof," "herein," or words of like import, shall mean and be a reference to the Plan, as amended hereby.

         2.2 EFFECT OF AMENDMENT. Except as specifically set forth above, the Plan is and shall continue to be in full force and effect and are hereby ratified and confirmed in all respects.

         2.3 GOVERNING LAW. This Amendment shall be governed by, and construed and interpreted in accordance with the internal laws (as opposed to the conflict of laws provisions) of, the State of California.

         2.3 SECTION HEADINGS. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment or be given any substantive effect.

                             CERTIFICATE OF ADOPTION
                                       OF
                               AMENDMENT NO. 1 TO
             GIGA-TRONICS INCORPORATED EMPLOYEE STOCK PURCHASE PLAN


         The undersigned Secretary of the corporation named below hereby certifies as follows:

         1. The name of the corporation is GIGA-TRONICS, INCORPORATED (the "Corporation").

         2. The undersigned hereby certifies that the Amendment No. 1 to the Giga-tronics Incorporated Employee Stock Purchase Plan (the "Amendment") has been approved and adopted by the Corporation's Board of Directors effective as of May 16, 2001, and the Corporation's shareholders effective as of August 30, 2001.

Dated as of:  September 19, 2001



                                         /s/  Mark H. Cosmez, II
                                         -------------------------------------
                                         Mark H. Cosmez, II,
                                         Secretary


                                       10